Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Franklin, Jr., Paul P. Egge and Justin M. Long, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Stellar Bancorp, Inc. for the fiscal year ended December 31, 2022, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Robert R. Franklin, Jr.	Director & Chief Executive Officer	February 22, 2023
Robert R. Franklin, Jr.	(Principal Executive Officer)
/s/ Paul P. Egge	Chief Financial Officer	February 22, 2023
Paul P. Egge	(Principal Financial and
Principal Accounting Officer)
/s/ John Beckworth	Director	February 22, 2023
John Beckworth
/s/ Jon Al-Duplantier	Director	February 22, 2023
Jon Al-Duplantier
/s/ Michael A. Havard	Director	February 22, 2023
Michael A. Havard
/s/ Frances H. Jeter	Director	February 22, 2023
Frances H. Jeter
/s/ George Martinez	Director	February 22, 2023
George Martinez
/s/ William S. Nichols, III	Director	February 22, 2023
William S. Nichols, III
/s/ Joe E. Penland, Sr.	Director	February 22, 2023
Joe E. Penland, Sr.
/s/ Reagan A. Reaud	Director	February 22, 2023
Reagan A. Reaud
/s/ Steven F. Retzloff	Director	February 22, 2023
Steven F. Retzloff
/s/ Fred S. Robertson	Director	February 22, 2023
Fred S. Robertson
/s/ Joseph B. Swinbank	Director	February 22, 2023
Joseph B. Swinbank
/s/ John E. Williams	Director	February 22, 2023
John E. Williams
/s/ William E. Wilson Jr.	Director	February 22, 2023
William E. Wilson Jr.